AMANA MUTUAL FUNDS TRUST: GROWTH FUND

PROXY SOLICITED BY TRUSTEES

The undersigned hereby appoint(s) Jamal M. Barzinji, M. Yaqub Mirza and Iqbal Unus, or any one or more of them, attorneys, with full power of substitution, to vote all shares of Amana Mutual Funds Trust: Growth Fund which the undersigned is entitled to vote at the Special Meeting of Shareowners to be held at the offices of Sterling Management Group, Inc., 555 Grove Street, Herndon, Virginia, on Tuesday, July 17, 2001, at 5 p.m. and at any adjournments thereof. All powers may be exercised by a majority of said proxy holders or substitutes voting or acting or, if only one votes and acts, then by that one. This Proxy shall be voted on the proposals described in the Proxy Statement as specified in the spaces on the reverse side. Receipt of the Notice of the meeting and the accompanying Proxy Statement is hereby acknowledged.

NOTE: Please sign exactly as your name appears on this Proxy. When signing in a fiduciary, corporate or other capacity, please indicate your authority.

Date , 2001

Signature(s) [Title(s), if applicable]

PLEASE SIGN, DATE, AND MAIL THIS PROXY CARD PROMPTLY IN THE POSTAGE-PAID ENVELOPE ENCLOSED

Please refer to the Proxy Statement discussion of each of these matters.

IF NO SPECIFICATION IS MADE, THE PROXY SHALL BE VOTED FOR THE TRUSTEES AND PROPOSALS. As to any other matter, said attorneys shall vote in accordance with their best judgment.

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR EACH OF THE FOLLOWING:

    To elect a Board of Trustees

    FOR all nominees listed below (except WITHHOLD authority to vote as marked to the contrary below) for all nominees listed below

    Jamal M. Barzinji, Nicholas F. Kaiser, M. Yaqub Mirza, Talat Othman, Samir I. Salah, Iqbal Unus

    To approve the adoption of a Plan of Distribution persuant to Rule 12b-1 under the 1940 Act

    FOR AGAINST ABSTAIN

    To modify the by-laws of the Trust

FOR AGAINST ABSTAIN

(continued and to be dated and signed on reverse side)